Exhibit 99.1

Chanticleer Holdings Announces Conclusion of Rights Offering

and Commencement of Subscription Period for Offering to Public of Unsold Units

CHARLOTTE, NC – January 17, 2017 - Chanticleer Holdings, Inc. (NASDAQ: HOTR, HOTRW) (“Chanticleer”, or the “Company”), owner and operator of multiple restaurant brands in the U.S. and abroad, announced the conclusion of its previously announced rights offering, which expired on January 13, 2017, and commenced its offering to the public of unsold units.

In the public offering, the Company is offering to sell, to the public, units offered but not sold in the rights offering. Each unit consists of one share of the Company’s 9% Redeemable Series 1 Preferred stock and one Series 1 Warrant. Each share of Series 1 Preferred has a liquidation value of $13.50. Each Series 1 Warrant entitles the holder to purchase 10 shares of common stock for a term of 7 years, exercisable by the surrender of one share of Series 1 Preferred. The purchase price for units in the public offering will also be $13.50 per unit. The public offering will terminate at 5:00 p.m., Eastern Time, on February 10, 2017, unless extended by the Company.

Source Capital Group, Inc., the dealer-manager for the rights offering, as well as broker dealers who are members of the selling group, have agreed to use their commercially reasonable efforts to place the units in this offering to the public. Current shareholders who did not previously subscribe to the rights offering may participate in the public offering by contacting the Company, Source Capital Group, Inc. or their investment advisor.

The Company intends to have the units quoted on the OTC marketplace. There is no assurance that the units will be quoted on the OTC marketplace.

Mike Pruitt, Chairman and CEO of Chanticleer Holdings, commented, “We are thankful to our current shareholders who were given first preference under the rights period and took advantage of this investment opportunity. From the beginning, it was our belief that a preferred offering with a yield would be attractive to potential new investors looking at Chanticleer for the first time.”

Mr. Pruitt continued, “The past few quarters have demonstrated the expansion of our better burger business, resulting in increased revenue, improving margins and increased EBITDA profitability. The preferred offering will strengthen our balance sheet and allow us to accelerate growth in our high return Burger concepts.”

The offering will be made pursuant to Chanticleer’s effective registration statement on Form S-1 (Reg. No. 333-214319) on file with the U.S. Securities and Exchange Commission (the “SEC”). This press release is not an offer to sell these securities and is not soliciting an offer to buy these securities. The offering can be made only by a final prospectus. Investors should consider investment objectives, risks, charges, and expenses carefully before investing. The prospectus included in the registration statement contains this and additional information about Chanticleer and investors should carefully read the prospectus before investing. The prospectus may be found by clicking on the following link:

https://www.sec.gov/Archives/edgar/data/1106838/000149315216015898/form424b2.htm

About Chanticleer Holdings, Inc.

Headquartered in Charlotte, NC, Chanticleer (HOTR), owns, operates and franchises fast casual and full service restaurant brands, including American Burger Company, BGR: The Burger Joint, Little Big Burger, Just Fresh and Hooters.

Forward-Looking Statements:

Any statements that are not historical facts contained in this release are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing or required licenses, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the companies do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

Contact Information:

Company Contacts:

Michael Pruitt

(704) 366-5122 x 1

mp@chanticleerholdings.com

Mark Roberson

(704) 817-5881

mroberson@chanticleerholdings.com

Investor Relations Contact:

John Nesbett/Jennifer Belodeau

Institutional Marketing Services (IMS)

Phone 203.972.9200

jnesbett@institutionalms.com